Exhibit 99.B

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Millions)	May 1 2004	,	July 31 2004	,	October 30 2004	,	January 29 2005	,
	(unaudited)		(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$614		$1,735		$1,587		$2,245
Accounts receivable, net	4,340		4,365		4,551		5,069
Inventory	4,473		4,914		6,559		5,384
Other current assets	889		984		1,104		1,224
Current assets of discontinued operations	2,083		1,064		—		—
Total current assets	12,399		13,062		13,801		13,922

Property and equipment, net	15,507		15,980		16,473		16,860
Other non-current assets	1,331		1,319		1,536		1,511
Noncurrent assets of discontinued operations	1,910		958		—		—
Total assets	$31,147		$31,319		$31,810		$32,293

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Accounts payable	$4,355		$4,740		$6,164		$5,779
Accrued liabilities	1,196		1,390		1,486		1,633
Income taxes payable	414		692		317		304
Current portion of long-term debt and notes payable	1,359		606		506		504
Current liabilities of discontinued operations	907		517		—		—
Total current liabilities	8,231		7,945		8,473		8,220

Long-term debt	9,529		9,057		9,082		9,034
Deferred income taxes	632		768		768		973
Other non-current liabilities	964		987		1,011		1,037
Noncurrent liabilities of discontinued operations	257		122		—		—
Shareholders’ investment	11,534		12,440		12,476		13,029
Total liabilities and shareholders’ investment	$31,147		$31,319		$31,810		$32,293

Common shares outstanding	913.4		903.3		895.4		890.6